EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-269714 on Form N-2 of our reports dated August 28, 2024, relating to the consolidated financial statements of Prospect Capital Corporation and the effectiveness of Prospect Capital Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Prospect Capital Corporation for the year ended June 30, 2024.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 28, 2024